EXHIBIT 10.2

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made and entered into, and is effective, as of January 1, 2007 by and between VALUE FINANCIAL SERVICES, INC., a Florida corporation (the “Company”), and WILTON A. WHITCOMB III (hereinafter, the “Employee”).

RECITALS:

WHEREAS, the Employee is currently employed as the Vice President and Chief Financial Officer of the Company; and

WHEREAS, the Employee possesses intimate knowledge of the business and affairs of the Company, its policies, methods and personnel; and

WHEREAS, the Board of Directors of the Company (the “Board”) recognizes that the Employee has contributed to the growth and success of the Company, and desires to assure the Company of the Employee’s continued employment and to compensate him therefor; and

WHEREAS, the Board has determined that this Agreement will reinforce and encourage the Employee’s continued attention and dedication to the Company; and

WHEREAS, the Employee is willing to make his services available to the Company and on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for the reasons set forth hereinabove, and in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby covenant and agree as follows:

1. Employment.

1.1 Employment and Term. The Company hereby agrees to employ the Employee and the Employee hereby agrees to serve the Company on the terms and conditions set forth herein.

1.2 Duties of Employee. During the Term of Employment under this Agreement, the Employee shall serve as the Vice President and Chief Financial Officer of the Company, shall faithfully and diligently perform all services as may be assigned to him by the Board (provided that, such services shall not materially differ from the services currently provided by the Employee), and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Employee shall devote his full time and attention to the business and affairs of the Company, render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. Notwithstanding the foregoing or any other provision of this Agreement, it shall not be a breach or violation of this Agreement for the Employee to: (a) serve on corporate, civic or charitable boards or committees; (b) deliver lectures, fulfill speaking engagements or teach at educational institutions; or (c) manage personal investments, so long as such activities do not significantly interfere with or significantly detract from the performance of the Employee’s responsibilities to the Company in accordance with this Agreement.

2. Term.

2.1 Term. The Term of Employment (as defined below) under this Agreement, and the employment of the Employee hereunder, shall commence on January 1, 2007 (the “Commencement Date”) and shall expire on December 31, 2009, unless sooner terminated in accordance with Section 5 hereof (the “Term”).

2.2 Term of Employment and Expiration Date. The period during which the Employee shall be employed by the Company pursuant to the terms of this Agreement is sometimes referred to in this Agreement as the “Term of Employment”, and the date on which the Term of Employment shall expire is sometimes referred to in this Agreement as the “Expiration Date”.

3. Compensation.

3.1 Base Salary. The Employee shall receive a base salary at the annual rate of $215,000 (the “Base Salary”) during the Term of Employment, with such Base Salary payable in installments consistent with the Company’s normal payroll schedule, subject to applicable withholding and other taxes. The Base Salary shall be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board, be increased at any time or from time to time, but may not be decreased. Furthermore, the Board agrees to, in good faith, review and increase the Base Salary if during the Term of Employment the Company undertakes an initial public offering of its Outstanding Company Capital Stock.

3.2 Bonuses.

(a) During the Term of Employment, the Employee shall be eligible to receive bonuses during a fiscal year of 100% of Base Salary if the Company achieves the budgeted amount, earned quarterly and paid as follows: Bonuses earned during the first three quarters of the Company’s fiscal year will be paid to Employee within 30 days after the end of the quarter in which such bonus was earned. Any bonus earned in the fourth quarter of the Company’s fiscal year will be paid at such time as the Company has received from its auditors an audit for the preceding fiscal year.

(b) For the Bonus Period in which the Employee’s employment with the Company terminates for any reason other than by the Company for Cause under Section 5.1 hereof, the Company shall pay the Employee a pro rata portion (based upon the period ending on the date on which the Employee’s employment with the Company terminates) of the bonus otherwise payable under Section 3.2(a) for the Bonus Period in which such termination of employment occurs; provided, however, that: (i) the Bonus Period shall be deemed to end on the last day of the fiscal quarter of the Company in which the Employee’s employment so terminates; and (ii) the business criteria used to determine the bonus for this short Bonus Period shall be annualized and shall be determined based upon unaudited financial information prepared in accordance with generally accepted accounting principles, applied consistently with prior periods, and reviewed and approved by the Compensation Committee of the Board. The Incentive Compensation for this Bonus Period is sometimes hereinafter referred to as the “Termination Year Bonus”.

(c) The Employee shall receive such additional bonuses, if any, as the Board may in its sole and absolute discretion determine.

(d) Any bonuses payable pursuant to this Section 3.2 are sometimes hereinafter referred to as “Incentive Compensation.” Each period for which Incentive Compensation is payable is sometimes hereinafter referred to as a “Bonus Period.”

(e) Any Incentive Compensation payable pursuant to this Section 3.2 shall be paid by the Company to the Employee within 30 days after the end of the Bonus Period for which it is payable.

4. Expense Reimbursement and Other Benefits.

4.1 Reimbursement of Expenses. Upon the submission of proper substantiation by the Employee, and subject to such rules and guidelines as the Company may from time to time adopt with respect to the reimbursement of expenses of executive personnel, the Company shall reimburse the Employee for all reasonable expenses actually paid or incurred by the Employee during the Term of Employment in the course of and pursuant to the business of the Company. The Employee shall account to the Company in writing for all expenses for which reimbursement is sought and shall supply to the Company copies of all relevant invoices, receipts or other evidence reasonably requested by the Company.

4.2 Automobile Allowance. During the Term of Employment, the Company shall provide the Employee with a non-accountable automobile allowance of up to $1,000.00 per month. In addition, the Company shall reimburse the Employee for all costs of gasoline, oil, repairs, maintenance, insurance and other expenses incurred by Employee by reason of use of Employee’s automobile for Company business from time to time.

4.3 Compensation/Benefit Programs. During the Term of Employment, the Employee shall be provided health insurance for himself and his dependents, long-term disability insurance, term life insurance in an amount equal to twice the employee’s annual salary and payable to a beneficiary designated by employee, participation in the Company’s 401(k) plan and any and all other plans as are presently and hereinafter offered by the Company to its executive personnel, including savings, pension, profit-sharing and deferred compensation plans, subject to the general eligibility and participation provisions set forth in such plans.

4.4 Working Facilities. During the Term of Employment, the Company shall furnish the Employee with an office, secretarial help and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

4.5 Other Benefits. The Employee shall be entitled to four weeks of paid vacation each calendar year during the Term of Employment, to be taken at such times as the Employee and the Company shall mutually determine and provided that no vacation time shall significantly interfere with the duties required to be rendered by the Employee hereunder. The Employee shall receive such additional benefits, if any, as the Board of the Company shall from time to time determine.

4.6 Stock Grant. The Company agrees to grant to the Employee 125,716 shares of Series A-1 Participating Stock of the Company (the “Shares”), effective upon execution of this Agreement by the Company (“Stock Grant”). The Company and the Employee agree that the fair market value of a Share as of the effective date of this Agreement is $6.00. In addition, the Company agrees to make a payment to the Employee to pay for all income and employment taxes incurred by the Employee with respect to the Stock Grant (a “Gross-Up Payment”). The Gross-Up Payment shall be in an amount such that after payment by the Employee of all taxes imposed upon the Gross-Up Payment, the Employee retains an amount of the Gross-Up Payment equal to the sum of all taxes imposed upon the Stock Grant. For purposes of determining the amount of the Gross-Up Payment, the Employee shall be deemed to: (a) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Gross-Up Payment is to be made; and (b) pay, to the extent applicable, state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

4.7 Withholding. Anything in this Agreement to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Employee or his estate or beneficiaries shall be subject to the withholding of such amounts relating to taxes as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, in whole or in part, the Company may, in its sole discretion, accept other provisions for payment of taxes and withholding as required by law, provided it is satisfied that all requirements of law affecting its responsibilities to withhold have been satisfied.

5. Termination.

5.1 Termination for Cause. The Company shall at all times have the right, upon written notice to the Employee, to terminate the Term of Employment, for Cause as defined below. For purposes of this Agreement, the term “Cause” shall mean: (a) an action or omission of the Employee which constitutes a willful and material breach of, or willful and material failure or refusal (other than by reason of his disability or incapacity) to perform his duties under this Agreement after receipt by the Employee of written notice from the Board containing the information described below and the Employee fails to take remedial action during the 30 day period following receipt of such notice; (b) fraud, embezzlement or misappropriation of funds in connection with his services hereunder; or (c) a conviction of any crime which involves dishonesty or a breach of trust. Any termination for Cause shall be made by notice in writing to the Employee, which notice shall set forth in reasonable detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this Section 5.1, the Company shall: (i) pay to the Employee any unpaid Base Salary through the date of termination of the Term of Employment specified in such notice; and (ii) pay to the Employee his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Term of Employment. Upon any termination effected and compensated pursuant to this Section 5.1, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

5.2 Disability. In the event the Employee shall be unable, or fail, to perform the essential functions of his position, with or without reasonable accommodation, for any period of six months or more in any 12 month period, the Company shall have the option, in accordance with applicable law, to terminate this Agreement upon written notice to the Employee. Upon termination pursuant to this Section 5.2, the Company shall: (a) pay to the Employee any unpaid Base Salary through the date of termination of the Term of Employment specified in such notice; (b) pay to the Employee his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Term of Employment; and (c) pay to the Employee his Termination Year Bonus, if any, at the time provided in Section 3.2 hereof. Upon any termination effected and compensated pursuant to this Section 5.2, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however to the provisions of Section 4.1).

5.3 Death. Upon the death of the Employee during the Term of Employment, the Company shall: (a) pay to the estate of the deceased Employee any unpaid Base Salary through the Employee’s date of death; (b) pay to the estate of the deceased Employee his accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the Employee’s date of death; and (c) pay to the estate of the deceased Employee, the Employee’s Termination Year Bonus, if any, at the time provided in Section 3.2 hereof. Upon any termination effected and compensated pursuant to this Section 5.3, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Employee’s death, subject, however to the provisions of Section 4.1).

5.4 Termination Without Cause. The Company shall have the right to terminate the Term of Employment at any time by written notice to the Employee not less than 30 days prior to the effective date of such termination. Upon any termination pursuant to this Section 5.4 (that is not a termination under any of Sections 5.1, 5.2, 5.3, or 5.5, the Company shall: (a) pay to the Employee any unpaid Base Salary through the date of termination of the Term of Employment specified in such notice; (b) pay to the Employee the accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Term of Employment; (c) continue to pay the Employee’s Base Salary for a period (the “Continuation Period”) through the date on which the Term of Employment would have ended pursuant to Section 2 hereof in the absence of an earlier termination pursuant to this Section 5, in the manner and at such times as the Base Salary otherwise would have been payable to the Employee; (d) continue to pay the Employee Incentive Compensation and continue to provide the Employee with benefits that are comparable, in the aggregate, to the benefits he was receiving under Sections 4.2 and 4.3 hereof (the “Benefits”), through the end of the Continuation Period in the manner and at such times as the Incentive Compensation and Benefits otherwise would have been payable or provided to the Employee; (e) pay to the Employee his Termination Year Bonus, if any, at the time provided in Section 3.2; (f) pay to the Employee as a single lump sum payment, within 30 days of the Expiration Date, a lump sum benefit equal to the value of the portion of his benefits under any savings, pension, profit sharing or deferred compensation plans that are forfeited under such plans by reason of the termination of his employment hereunder prior to the end of the Continuation Period; and (g) if such termination occurs and is effective after December 31, 2008 but before the Expiration Date, pay to the Employee as a single lump sum payment, within 30 days of the Expiration Date, equal to the Employee’s then current Base Salary. In the event that the Company is unable to provide the Employee with any Benefits required hereunder by reason of the termination of the Term of Employment pursuant to this Section 5.4, then the Company shall pay the Employee cash equal to the value of the Benefit that otherwise would have accrued for the Employee’s benefit under the plan, for the period during which such Benefits could not be provided under the plans, said cash payments to be made monthly throughout the Continuation Period. For this purpose, the value of any Benefit shall be the amount that the Employee is required to pay to obtain that Benefit (fully grossed up for taxes at the highest marginal rate applicable to the Employee calculated in a similar manner to the Gross-Up Payment described in Section 4.6). Upon any termination effected and compensated pursuant to this Section 5.4, the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

5.5 Termination by Employee.

(a) The Employee shall at all times have the right, by written notice not less than 30 days prior to the termination date, to terminate the Term of Employment.

(b) Upon termination of the Term of Employment pursuant to this Section 5.5 by the Employee without Good Reason (as defined below), the Company shall: (i) pay to the Employee any unpaid Base Salary through the date of termination of the Term of Employment specified in such notice; and (ii) pay to the Employee the accrued but unpaid Incentive Compensation, if any, for any Bonus Period ending on or before the date of termination of the Term of Employment. Upon any termination effected and compensated pursuant to this Section 5.5(b), the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

(c) Upon termination of the Term of Employment pursuant to this Section 5.5 by the Employee for Good Reason, the Company shall pay to the Employee the same amounts, and shall continue or compensate for Benefits in the same amounts, that would have been payable or provided by the Company to the Employee under Section 5.4 of this Agreement if the Term of Employment had been terminated by the Company without Cause. Upon any termination effected and compensated pursuant to this Section 5.5(c), the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 4.1).

(d) For purposes of this Agreement, “Good Reason” shall mean (i) the assignment to the Employee of any duties inconsistent in any respect with the Employee’s position, authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; (ii) any failure by the Company to comply with any of the provisions of Article 3 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee; (iii) the Company’s requiring the Employee to be based at any office or location outside of the Orlando metropolitan area, except for travel reasonably required in the performance of the Employee’s responsibilities; and (iv) any purported termination by the Company of the Employee’s employment otherwise than for Cause pursuant to Section 5.1, or by reason of the Employee’s disability pursuant to Section 5.2 of this Agreement, prior to the Expiration Date.

5.6 Resignation. Upon any termination of employment pursuant to this Article 5, the Employee shall be deemed to have resigned as an officer of the Company and its subsidiaries, and as a director of the Company and its subsidiaries, and if required by the Board, the Employee shall upon such termination execute a resignation letter to the applicable board.

5.7 Survival. The provisions of this Article 5 shall survive the termination of the Term of Employment or expiration of the term of this Agreement.

6. Restrictive Covenants.

6.1 Non-competition.

(a) At all times during the Restricted Period, the Employee shall not, directly or indirectly, engage in any competition with, or have any interest in any sole proprietorship, corporation, company, partnership, association, venture or business or any other person or entity (whether as an employee, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in a Competing Business; provided that such provision shall not apply to the Employee’s ownership of Common Stock of the Company or the acquisition by the Employee, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the Nasdaq Stock Market, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Employee does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control of, more than two percent (2%) of any class of capital stock of such corporation.

(b) For purposes of this Agreement, the “Restricted Period” shall be the Term of Employment; provided, however, if the Term of Employment is terminated prior to December 31, 2009 by: (i) the Company for Cause (as defined in Section 5.1 hereof); or (ii) the Employee for other than Good Reason (as defined in Section 5.5(d) hereof), the “Restricted Period” shall also include the two year period immediately following the termination of the Term of Employment. Notwithstanding the foregoing, the Restricted Period shall end in the event that the Company fails to make any payments or provide any Benefits required by Article 5 hereof with 15 days of written notice from the Employee of such failure.

(c) For purposes of this Agreement, a Competing Business shall mean any business enterprise that is, or is intended to be, a Secondhand dealer and/or Pawnbroker as defined in Sections 538.03 and 539.001, Florida Statutes, respectively and located or operated within the State of Florida, the State of Georgia or a 5-mile radius of the Company’s current place of business in the State of Tennessee or any subsequent location the Company may conduct business in the State of Tennessee during the Term of Employment.

6.2 Confidential Information. Employee hereby acknowledges and agrees that in the course of his Term of Employment he will acquire knowledge and will have access to documents, whether in written, typed or other form, regarding the business operations of Company. Specifically, the following types of information are deemed confidential (“Confidential Information”) and shall not be disclosed or used by Employee except as required and authorized in furtherance of Company’s business: specific prospective customers of the Company; specific existing customers of the Company; other individuals and businesses with whom Company does business; proprietary information; trade secrets, as defined in Section 688.002(4), Florida Statutes; financial or corporate records; operational, sales, promotional, and marketing methods and techniques; computer programs, including source codes and/or object codes; and/or any other proprietary, competition sensitive, or technical information or secrets developed with or without the help of Employee.

6.3 Non-solicitation of Employees and Customers. Employee specifically acknowledges that he will have access to Confidential Information, including, without limitation, prospective and existing customers or customer lists of Company. Employee covenants and agrees that during the Restrictive Period, except as otherwise approved in writing by Company, Employee shall not, either directly or indirectly, for himself, or through, on behalf of, or in conjunction with any person, persons, partnership, association, corporation, or entity:

(a) Divert or attempt to divert or solicit any prospective or existing customer of Company to any competitor by direct or indirect inducement or otherwise; or

(b) Employ or seek to employ any person who is at that time employed by Company, any affiliate of Company, or otherwise directly or indirectly induce or solicit such person to leave his or her employment.

6.4 Books and Records. All books, records, and accounts relating in any manner to the customers or clients of the Company, whether prepared by the Employee or otherwise coming into the Employee’s possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Employee’s employment hereunder or on the Company’s request at any time.

6.5 Definition of Company. Solely for purposes of this Article 6, the term “Company” also shall include any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

6.6 Acknowledgment by Employee. The Employee acknowledges and confirms that the restrictive covenants contained in this Article 6 (including without limitation the length of the term of the provisions of this Article 6) are reasonably necessary to protect the legitimate business interests of the Company, and are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Employee further acknowledges and confirms that the compensation payable to the Employee under this Agreement is in consideration for the duties and obligations of the Employee hereunder, including the restrictive covenants contained in this Article 6, and that such compensation is sufficient, fair and reasonable. The Employee further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Article 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Employee acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Article 6. The Employee further acknowledges that the restrictions contained in this Article 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company’s successors and assigns. The Employee expressly agrees that upon any breach or violation of the provisions of this Article 6, the Company shall be entitled, as a matter of right, in addition to any other rights or remedies it may have, to: (a) temporary and/or permanent injunctive relief in any court of competent jurisdiction as described in Section 6.9 hereof; and (b) such damages as are provided at law or in equity. The existence of any claim or cause of action against the Company or its affiliates, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement of the restrictions contained in this Article 6.

6.7 Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Article 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Article 6 within the jurisdiction of such court, such provision shall be interpreted or reformed and enforced as if it provided for the maximum restriction permitted under such governing law.

6.8 Extension of Time. If the Employee shall be in violation of any provision of this Article 6, then each time limitation set forth in this Article 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Article 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Employee.

6.9 Injunction. It is recognized and hereby acknowledged by the parties hereto that a breach by the Employee of any of the covenants contained in Article 6 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Employee recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in Article 6 of this Agreement by the Employee or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

6.10 Survival. The provisions of this Article 6 shall survive the termination of the Term of Employment or expiration of the term of Agreement.

7. Assignment. The Company shall have the right to assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation or other entity with or into which the Company may hereafter merge or consolidate or to which the Company may transfer all or substantially all of its assets, if in any such case said corporation or other entity shall by operation of law or expressly in writing assume all obligations of the Company hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Employee may not assign or transfer this Agreement or any rights or obligations hereunder.

8. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to principles of conflict of laws.

9. Jurisdiction and Venue. The parties acknowledge that a substantial portion of the negotiations, anticipated performance and execution of this Agreement occurred or shall occur in Orange County, Florida, and that, therefore, without limiting the jurisdiction or venue of any other federal or state courts, each of the parties irrevocably and unconditionally: (a) agrees that any suit, action or legal proceeding arising out of or relating to this Agreement which is expressly permitted by the terms of this Agreement to be brought in a court of law, shall be brought in the courts of record of the State of Florida in Orange County or the court of the United States, Middle District of Florida; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; (c) waives any objection which it or he may have to the laying of venue of any such suit, action or proceeding in any of such courts; and (d) agrees that service of any court papers may be effected on such party by mail, as provided in this Agreement, or in such other manner as may be provided under applicable laws or court rules in such courts.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and, upon its effectiveness, shall supersede all prior agreements, understandings and arrangements, both oral and written, between the Employee and the Company (or any of its affiliates) with respect to such subject matter. This Agreement may not be modified in any way unless by a written instrument signed by both the Company and the Employee.

11. Notices. All notices required or permitted to be given hereunder shall be in writing and shall be personally delivered by courier, sent by registered or certified mail, return receipt requested or sent by confirmed facsimile transmission addressed as set forth herein. Notices personally delivered, sent by facsimile or sent by overnight courier shall be deemed given on the date of delivery and notices mailed in accordance with the foregoing shall be deemed given upon the earlier of receipt by the addressee, as evidenced by the return receipt thereof, or three days after deposit in the U.S. mail. Notice shall be sent: (a) if to the Company, addressed to Value Financial Services, Inc., Attention: Chairman of the Board, 1063 Maitland Center Commons Boulevard, Suite 200, Maitland, Florida 32751; and (b) if to the Employee, to his address as reflected on the payroll records of the Company, or to such other address as either party shall request by notice to the other in accordance with this provision.

12. Benefits; Binding Effect. This Agreement shall be for the benefit of and binding upon the parties hereto and their respective heirs, personal representatives, legal representatives, successors and, where permitted and applicable, assigns, including, without limitation, any successor to the Company, whether by merger, consolidation, sale of stock, sale of assets or otherwise.

13. Right to Consult with Counsel; No Drafting Party. The Employee acknowledges having read and considered all of the provisions of this Agreement carefully, and having had the opportunity to consult with counsel of his own choosing, and, given this, the Employee agrees that the obligations created hereby are not unreasonable. The Employee acknowledges that he has had an opportunity to negotiate any and all of these provisions and no rule of construction shall be used that would interpret any provision in favor of or against a party on the basis of who drafted the Agreement.

14. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, provisions, sections or articles contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, provisions or provisions, section or sections or article or articles had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

15. Waivers. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

16. Damages; Attorneys Fees. Nothing contained herein shall be construed to prevent the Company or the Employee from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement. In the event that either party hereto seeks to collect any damages resulting from, or the injunction of any action constituting, a breach of any of the terms or provisions of this Agreement, then the party found to be at fault shall pay all reasonable costs and attorneys’ fees of the other.

17. No Set-off or Mitigation. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any compensation earned by the Employee as a result of his employment by another employer or otherwise, or any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement.

18. Section Headings. The article, section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

19. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

20. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument and agreement.

21. Indemnification.

(a) Subject to limitations imposed by law, the Company shall indemnify and hold harmless the Employee to the fullest extent permitted by law from and against any and all claims, damages, expenses (including attorneys’ fees), judgments, penalties, fines, settlements, and all other liabilities incurred or paid by him in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the Employee was or is a party or is threatened to be made a party by reason of the fact that the Employee is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the Employee in any such capacity or capacities, provided that the Employee acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Company also shall pay any and all expenses (including attorney’s fees) incurred by the Employee as a result of the Employee being called as a witness in connection with any matter involving the Company and/or any of its officers or directors.

(b) The Company shall pay any expenses (including attorneys’ fees), judgments, penalties, fines, settlements, and other liabilities incurred by the Employee in investigating, defending, settling or appealing any action, suit or proceeding described in this Section 21 in advance of the final disposition of such action, suit or proceeding. The Company shall promptly pay the amount of such expenses to the Employee, but in no event later than 10 days following the Employee’s delivery to the Company of a written request for an advance pursuant to this Section 21, together with a reasonable accounting of such expenses.

(c) The Employee hereby undertakes and agrees to repay to the Company any advances made pursuant to this Section 21 if and to the extent that it shall ultimately be found that the Employee is not entitled to be indemnified by the Company for such amounts.

(d) The Company shall make the advances contemplated by this Section 21 regardless of the Employee’s financial ability to make repayment, and regardless whether indemnification of the indemnitee by the Company will ultimately be required. Any advances and undertakings to repay pursuant to this Section 21 shall be unsecured and interest-free.

(e) The provisions of this Section 21 shall survive the termination of the Term of Employment or expiration of the term of this Agreement.

[signatures on next page]

IN WITNESS WHEREOF, the undersigned have executed this Employee Agreement as of the date first above written.

COMPANY:

VALUE FINANCIAL SERVICES, INC.

By:	/s/ Kevin Hyneman
Name:	Kevin Hyneman
Title:	Director

EMPLOYEE:

/s/ Wilton A. Whitcomb
Wilton A. Whitcomb III